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                                                                  EXHIBIT (k)(1)

[LOGO]  AIG/AMERICAN GENERAL
2929 Allen Parkway (A40-04), Houston, Texas 77019

                                                  Lauren W. Jones
                                                  Deputy General Counsel
                                                  Direct Line (713) 831-8470
                                                  FAX (713) 620-3878
                                                  E-mail: Laurie_Jones@aigag.com

                                        December 30, 2002


American General Life Insurance Company
2727-A Allen Parkway
Houston, TX  77019

Dear Ladies and Gentlemen:

As Deputy General Counsel of American General Life Companies, LLC, I have acted as counsel to American General Life Insurance Company (the "Company") in connection with the filing of Investment Company Act of 1940 ("1940 Act") Amendment No. 1 to the Registration Statement on Form N-6, 1940 Act No. 811-06366 ("Registration Statement"), for the Company's Separate Account VUL-2 ("Separate Account VUL-2") with the Securities and Exchange Commission. The Registration Statement relates to the proposed issuance by the Company of EquiBuilder IIITM (Policy Form No. T1735) flexible premium variable life insurance policies (the "Policies"). Net premiums received under the Policies are allocated by the Company to Separate Account VUL-2 to the extent directed by owners of the Policies. Net premiums under other policies that may be issued by the Company may also be allocated to Separate Account VUL-2. The Policies are designed to provide retirement protection and are to be offered in the manner described in the prospectus and the prospectus supplements included in the Registration Statement. The Policies will be offered only in jurisdictions authorizing such sales.

In connection with rendering this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the corporate records of the Company and all such other documents as I have deemed necessary or appropriate as a basis for the opinion expressed herein and have assumed that prior to the issuance or sale of any Policies, the Registration Statement, as finally amended, will be effective.

Based on and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Texas.

                      American General Life Companies, LLC
                     2929 Allen Parkway . Houston, TX 77019

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American General Life Insurance Company
December 30, 2002
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2.   Separate Account VUL-2 was duly established and is maintained by the
     Company pursuant to the laws of the State of Texas, under which income, gains and losses, whether or not realized, from assets allocated to Separate Account VUL-2, are, in accordance with the Policies, credited to or charged against Separate Account VUL-2 without regard to other income, gains or losses of the Company.

3. Assets allocated to Separate Account VUL-2 will be owned by the Company. The Company is not a trustee with respect thereto. The Policies provide that the portion of the assets of Separate Account VUL-2 equal to the reserves and other Policy liabilities with respect to Separate Account VUL-2 will not be chargeable with liabilities arising out of any other business the Company may conduct. The Company reserves the right to transfer assets of Separate Account VUL-2 in excess of such reserves and other Policy liabilities to the general account of the Company.

4. When issued and sold as described above, the Policies (including any units of Separate Account VUL-2 duly credited thereunder) will be duly authorized and will constitute validly issued and binding obligations of the Company in accordance with their terms.

I am admitted to the bar in the State of Texas, and I do not express any opinion as to the laws of any other jurisprudence.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5), Regulation S-K of the Securities Act of 1933 and I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                     Sincerely,


                                                     /s/  LAUREN W. JONES
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